Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 23,000,000 shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-155101) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission on October 16, 2009 are estimated to be as follows:

	Estimated Fees
SEC registration fee	$9,240	*
Accounting fees and expenses	75,000
Legal fees and expenses	115,000
NYSE supplemental listing fee	86,250
Printing fees	38,000
Transfer agent and registrar fees and expenses	3,500
Miscellaneous fees and expenses	23,010

Total	$350,000

*	An aggregate registration fee of $24,576.68 has been previously paid by the Company in connection with the filing of the Registration Statement pursuant to which the shares of common stock are registered.